                                                                Exhibit (d)


                                                                [Execution Copy]

                             STOCK TENDER AGREEMENT

                 AGREEMENT dated as of February 3, 1995, among Clark Equipment Company, a Delaware corporation ("Parent"), Clark Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and the other parties signatory hereto (each a "Stockholder," and collectively, the "Stockholders").


                             W I T N E S S E T H :


                 WHEREAS, Parent, Sub and Club Car, Inc., a Delaware corporation (the "Company"), have previously entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Sub will be merged with and into the Company (the "Merger");

                 WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, Sub commence a cash tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1) including all of the Shares (as defined in Section 2) owned beneficially by the Stockholders; and

                 WHEREAS, in connection with the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders hereby agree, to enter into this Agreement;


                 NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                 1.       Definitions.  For purposes of this Agreement:

                 (a) "Company Common Stock" shall mean at any time the common stock, $.01 par value, of the Company.
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                 (b)      "Person" shall mean an individual, corporation,
partnership, joint venture, association, trust, unincorporated organization or other entity.

                 2. Tender of Shares. So long as the Board of Directors of the Company has not withdrawn its recommendation of the Offer (as defined in the Merger Agreement) in accordance with Section 4.07 of the Merger Agreement, each Stockholder hereby agrees validly to tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer, not later than the earlier of
(x) the fifth business day after commencement of the Offer pursuant to Section
1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act and (y) the next succeeding business day after acquisition thereof, all shares of Company Common Stock owned by such Stockholder on the date hereof and all shares of Company Common Stock acquired after the date hereof and prior to the termination of this Agreement (the Shares of Company Common Stock owned by such Stockholder on the date hereof, such Stockholder's "Existing Shares," and together with any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, the "Shares"). Each Stockholder hereby acknowledges and agrees that the Sub's obligation to accept for payment and pay for Shares in the Offer, including the Shares owned by such Stockholder, is subject to the terms and conditions of the Offer.

                 3. Restriction on Transfer, Proxies and Non-Interference. Except as applicable in connection with the transactions contemplated by Section 2 hereof and so long as the Board of Directors of the Company has not withdrawn its recommendation of the Offer in accordance with
Section 4.07 of the Merger Agreement, no Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; or (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares.





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                 4.       Other Covenants, Representations and Warranties.
Each Stockholder hereby represents and warrants to Parent and Sub as follows:

                 (a) Ownership of Shares. On the date hereof, such Stockholder is the owner of the number of Existing Shares set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned by such Stockholder.

                 (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms. Each of the Stockholders waives any rights he or it may have under that certain Stockholders' Agreement, dated as of September 24, 1993, to the extent the terms thereof are inconsistent with the provisions of this Agreement, including, without limitation, any notice provisions.

                 (c) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 2 hereof such Stockholder's Shares and the certificates representing such Shares are, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.





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                 5.       Stockholder Capacity.  No person executing this
Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the owner of, or the trustee of a trust whose beneficiaries are the owners of, such Stockholder's Shares.

                 6.       Miscellaneous.

                 (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                 (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                 (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

                 (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:





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         If to Stockholder:     At the addresses set forth on Schedule I hereto


         copy to:               Kelso & Company
                                350 Park Avenue
                                21st Floor
                                New York, New York  10022
                                Attention:
                                     James J. Connors II, Esq.

         copy to:               McGuire Woods Battle & Boothe
                                One James Center
                                901 East Cary Street
                                Richmond, Virginia  23219
                                Attention:
                                     Wellford L. Sanders, Jr., Esq.

         If to Parent:          Clark Equipment Company
                                100 North Michigan Street
                                P.O. Box 7008
                                South Bend, Indiana  46634
                                Attention:
                                     Bernard D. Henely, Esq.

         copy to:               White & Case
                                1155 Avenue of the Americas
                                New York, New York  10036
                                Attention:
                                     William F. Wynne, Jr., Esq.


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.





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                 (f)      Specific Performance.  Each of the parties hereto
recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                 (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                 (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                 (k) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such





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consent to jurisdiction is solely for the purpose referred to in this paragraph
(l) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                 (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                 (n)      Expenses.    Each party will pay its own expenses
incurred in connection with this Agreement.

                 (o) This Agreement shall terminate on the earlier of the termination of the Merger Agreement or the date on which Sub accepts for payment shares of Company Common Stock pursuant to the Offer.

                 IN WITNESS WHEREOF, each of Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                                CLARK EQUIPMENT COMPANY

                                                By  /s/  Bernard D. Henely
                                                  -------------------------
                                                  Name:  Bernard D. Henely
                                                  Title: Vice President


                                                CLARK ACQUISITION SUB, INC.

                                                By  /s/  Paul R. Bowles
                                                  -------------------------
                                                  Name:  Paul R. Bowles
                                                  Title: President



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                                                 KIA III-CLUB CAR, L.P.

                                                 By  /s/ Frank T. Nickell
                                                   ----------------------------
                                                   Name: Frank T. Nickell
                                                   Title: General Partner


                                                 KELSO EQUITY PARTNERS II, L.P.

                                                 By  /s/ Frank T. Nickell
                                                   ----------------------------
                                                   Name: Frank T. Nickell
                                                   Title: General Partner





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                                                  STOCKHOLDER


                                                  By  /s/ George H. Inman
                                                    ---------------------
                                                    Name: George H. Inman





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                                                     STOCKHOLDER


                                                     By /s/  A. Montague Miller
                                                       ------------------------
                                                       Name: A. Montague Miller





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                                                      STOCKHOLDER


                                                      By /s/  Cary H. Rivers
                                                        --------------------
                                                        Name: Cary H. Rivers





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                                                      STOCKHOLDER


                                                      By /s/  Michael W. Harris
                                                        -----------------------
                                                        Name: Michael W. Harris





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                                                        STOCKHOLDER


                                                        By /s/  Henry T. Sanders
                                                          ----------------------
                                                          Name: Henry T. Sanders





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                                        MERCHANT INVESTMENTS, INC.


                                        By /s/ Agnes Reicke
                                           ------------------
                                           Name: Agnes Reicke
                                           Title: Vice President and Secretary

                                                    SCHEDULE I



Name and Address of Stockholder         Number of Shares Owned
- -------------------------------         ----------------------
KIA III-Club Car, L.P.                         797,868
Kelso Equity Partners II L.P.                  111,473
George H. Inman                                209,376
A. Montague Miller                             114,200
Cary H. Rivers                                 112,485
Michael W. Harris                              111,486
Henry T. Sanders                               116,486
Merchant Investments, Inc.                     342,995